Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE

ALLIANT ENERGY ANNOUNCES 2025 RESULTS

•GAAP earnings per share were $3.14 in 2025 compared to $2.69 in 2024
•Ongoing earnings per share were $3.22 in 2025 compared to $3.04 in 2024, which represents 6% growth
•Affirmed 2026 ongoing earnings guidance range of $3.36 - $3.46

MADISON, Wis. - February 19, 2026 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) of $3.14 for 2025, compared to $2.69 for 2024. Ongoing EPS for 2025 was $3.22, compared to $3.04 for 2024.

Alliant Energy affirmed its consolidated ongoing EPS guidance for 2026 of $3.36 - $3.46, continuing its over a decade strong track record of compound annual earnings growth of more than 6%.

“In 2025, we delivered another solid year of financial and operational results. We’re executing well while investing to meet growing customer demand,” said Lisa Barton, Alliant Energy President and CEO. “We have renegotiated an electric service agreement with QTS based on a new project location and our investment plan reinforces our flexibility and balanced generation portfolio as we continue to execute on our customer and community-focused strategy.”

Alliant Energy Consolidated EPS:	GAAP EPS		Non-GAAP EPS
	2025	2024	2025	2024
Twelve months ended December 31	$3.14	$2.69	$3.22	$3.04
Three months ended December 31	$0.55	$0.58	$0.60	$0.70

In 2025, the primary drivers of Alliant Energy’s results were higher EPS due to increased revenue requirements from authorized rate base increases, reflecting ongoing capital investments in generation and energy storage, non-GAAP adjustments in 2024, and estimated temperature impacts on retail electric and gas sales. These items were partially offset by higher other operation and maintenance expenses, driven by increased generation costs from planned maintenance activities and the addition of new energy resources, as well as higher development costs to support long-term growth. Higher depreciation and financing expenses related to capital investments and non-GAAP adjustments in 2025 also partially offset the higher earnings.

Alliant Energy’s Non-GAAP, or ongoing, EPS for 2025 excludes $0.05 per share of an asset valuation charge for Alliant Energy’s non-utility business, and a $0.03 per share charge related to the remeasurement of deferred tax assets, reflecting an increase in estimated state income tax apportionment. This adjustment is driven by higher projected electric utility revenues from commercial and industrial customers, including data center agreements in IPL’s and WPL’s service areas. These non-GAAP adjustments are presented to supplement GAAP results and highlight material charges not typically associated with ongoing operations.

Alliant Energy’s Non-GAAP, or ongoing, EPS for 2024 excludes the $0.17 per share asset valuation charge for IPL’s Lansing Generating Station as a result of the Iowa Utilities Commission (IUC) order for IPL’s retail electric rate review, $0.08 per share of restructuring and voluntary separation charges, a $0.06 per share asset retirement obligation initial charge for steam assets at IPL due to the revised Coal Combustion Residuals Rule, and a $0.04 per share adjustment of deferred tax assets due to Iowa tax reform.

Projected Capital Expenditures

Alliant Energy has updated its projected capital expenditures for 2026 through 2029 (in millions). The projected capital expenditures exclude allowance for funds used during construction and capitalized interest, if applicable. Cost estimates represent Alliant Energy’s estimated portion of total construction expenditures.

	2026	2027	2028	2029
Generation:
Renewables and energy storage projects	$1,055	$1,035	$1,465	$1,495
Gas projects	970	1,515	1,135	460
Other	175	125	120	105
Distribution:
Electric systems	545	540	565	605
Gas systems	145	135	105	105
Other	240	230	235	295
Total Capital Expenditures	$3,130	$3,580	$3,625	$3,065

Earnings Conference Call

A conference call to review the 2025 results is scheduled for Friday, February 20, 2026 at 9 a.m. central time. Alliant Energy President and Chief Executive Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-549-8228 (Toll-Free) or 289-819-1520 (International), conference ID 89157. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 1,010,000 electric and 435,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Contacts
Investors
Susan Gille
(608) 458-3956
investorrelations@alliantenergy.com

Media Hotline
(608) 458-4040

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, costs of cancelled generation projects incurred prior to pursuing regulatory approval, as well as costs of generation projects incurred prior to regulatory approval or that exceed initial estimates, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, marginal costs to service new customers, and remaining costs related to electric generating units (EGUs) that have been or may be permanently closed and certain other retired assets, environmental remediation costs, and decreases in sales volumes, as well as earning their authorized rates of return, payments to their parent of expected levels of dividends, the impact of rate design on current and potential customers and demand for energy in their service territories, and the ability to obtain regulatory approval with acceptable conditions for individual customer rates for large load growth customers;
•the impact of IPL’s retail electric base rate moratorium;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;

•the ability to complete construction of generation and energy storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, including previously exempted tariffs related to solar project materials and equipment from certain countries, duties or other assessments, including antidumping or countervailing duties, inflation, labor issues or supply shortages, contractor performance, the ability to successfully resolve warranty issues or contract disputes and the ability to obtain adequate generator interconnection agreements to connect the new projects to Midcontinent Independent System Operator, Inc. (MISO) in a timely manner;
•weather effects on utility sales volumes and operations;
•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents;
•the impact of customer- and third party-owned generation and other non-traditional service models, including alternative electric suppliers and potential policy changes, regulatory changes, or legislation that may enable large customers to source behind-the- meter generation directly from third parties or to own or otherwise procure on-site or behind-the-meter generation or participate in co-located resource arrangements, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•economic conditions in IPL’s and WPL’s service territories, including the potential impacts of business or facility closures and tariffs;
•the ability and cost to attract large load growth customers and to provide sufficient generation and the ability of ITC Midwest LLC and ATC LLC to provide sufficient transmission capacity for potential load growth timely, including significant new commercial or industrial customers, such as data centers;
•the ability of potential large load growth customers to timely construct new facilities, due to local or state regulatory actions, zoning, siting, or permitting actions, public or community opposition or other factors, as well as the resulting higher system load demand by expected levels and timeframes;
•the impact of large load growth customers altering, delaying or cancelling planned facilities, including any resulting impacts of overbuilt or under-utilized transmission capacity or generation assets;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric and gas services and their ability to pay their bills;
•changes in the price of delivered natural gas, transmission, purchased electric energy, purchased electric capacity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and MISO’s seasonal resource adequacy process;
•the ability to achieve the expected level of tax benefits for renewable generation and energy storage projects based on tax guidelines, timely beginning of construction and in-service dates, sourcing permissible amounts of construction and/or financing support from entities with ties to certain foreign countries, compliance with prevailing wage and apprenticeship requirements, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and energy storage project tax benefits to achieve IPL’s authorized rate of return and for the benefit of IPL’s and WPL’s customers;
•federal and state regulatory or governmental actions, including the impact of legislation, Treasury regulations, executive orders, interpretations and guidance, and changes in public policy, including changes impacting renewable tax credits, including any repeal, modification, or reduced funding of the Inflation Reduction Act and the impact of the One Big Beautiful Bill Act, and siting generation and energy storage projects;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, changes in state income tax apportionment, and changes impacting the availability of and ability to transfer renewable tax credits, including preserving the qualification of any future tax credits;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to continue to operate and maintain existing assets and to construct capital projects, which may result from geopolitical issues, tariffs, supplier manufacturing constraints, regulatory requirements, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•inflation and higher interest rates;
•continued access to the capital markets on competitive terms and rates, and risks associated with potential increases in borrowing costs or reduced access to funding, and the actions of credit rating agencies;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including large load growth customers, participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•changes to MISO’s interconnection or resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•any legislative or regulatory changes that impose mandatory integrated resource planning requirements or materially modify existing planning processes, potentially affecting resource selection, cost recovery, and the ability to meet large load growth demand for energy;
•any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•issues associated with environmental remediation and environmental compliance, including compliance with all current environmental and emissions laws, regulations, siting requirements, and permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for emissions reductions, including greenhouse gases, from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the timely development of technologies, innovations and advancements to provide cost effective alternatives to traditional energy sources;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems, disruptions in telecommunications, technological problems, and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs and energy storage facilities, including start-up risks, breakdown or failure of equipment, fires, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, capacity, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings, including potential impairments;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•risks associated with third-party risk management practices, including vendor financial condition, operational performance, cybersecurity incidents, and compliance with contractual and regulatory requirements;
•risks associated with large-scale internal technology modernization initiatives, including enterprise asset management systems, operational technology/informational technology integration, cloud transformation, and digital modernization, and the potential for delays, cost overruns, or operational impacts;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and cost of removal obligations, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the direct or indirect effects resulting from pandemics;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2026 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2026 earnings guidance and 2026-2029 capital expenditures guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include income and EPS for the fourth quarter and year ended December 31, 2025 excluding an asset valuation charge for Alliant Energy’s non-regulated business, and for the year ended December 31, 2025 excluding the state income tax apportionment charge at the Parent. These measures also include income and EPS for the fourth quarter and year ended December 31, 2024 excluding charges related to restructuring and voluntary employee separation charges and the adjustment of deferred tax assets due to Iowa tax reform, and for the year ended December 31, 2024 excluding the asset valuation charge related to IPL’s Lansing Generating Station and asset retirement obligation charges for steam assets at IPL. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the fourth quarter and year ended December 31, 2025 and 2024. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

The tax impact adjustments represent the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the estimated consolidated statutory tax rate.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FULL YEAR EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the twelve months ended December 31:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2025	2024	2025	2024	2025	2024
IPL	$1.77	$1.41	$—	$0.27	$1.77	$1.68
WPL	1.56	1.34	—	0.04	1.56	1.38
Corporate Services	0.06	0.06	—	—	0.06	0.06
Subtotal for Utilities and Corporate Services	3.39	2.81	—	0.31	3.39	3.12
ATC Holdings	0.16	0.16	—	—	0.16	0.16
Non-utility and Parent	(0.41)	(0.28)	0.08	0.04	(0.33)	(0.24)
Alliant Energy Consolidated	$3.14	$2.69	$0.08	$0.35	$3.22	$3.04

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2025	2024	2025	2024	2025	2024
IPL	$457	$362	$—	$69	$457	$431
WPL	401	345	—	10	401	355
Corporate Services	17	15	—	—	17	15
Subtotal for Utilities and Corporate Services	875	722	—	79	875	801
ATC Holdings	41	40	—	—	41	40
Non-utility and Parent	(106)	(72)	20	12	(86)	(60)
Alliant Energy Consolidated	$810	$690	$20	$91	$830	$781

Adjusted, or non-GAAP, earnings for the twelve months ended December 31 do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2025	2024	2025	2024
Utilities and Corporate Services:
Asset valuation charge related to IPL’s Lansing Generating Station, net of tax impacts of ($16) million	$—	$44	$—	$0.17
Restructuring and voluntary employee separation charges, net of tax impacts of ($7) million	—	20	—	0.08
Asset retirement obligation charge for steam assets at IPL, net of tax impacts of ($5) million	—	15	—	0.06
Non-utility and Parent:
Asset valuation charge for Alliant Energy’s non-utility business, net of tax impacts of ($4) million	12	—	0.05	—
State income tax apportionment charge	8	—	0.03	—
Adjustment of deferred tax assets due to Iowa tax reform	—	11	—	0.04
Restructuring and voluntary employee separation charges, net of tax impacts of ($1) million	—	1	—	—
Total Alliant Energy Consolidated	$20	$91	$0.08	$0.35

ALLIANT ENERGY CORPORATION
FOURTH QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the fourth quarter:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2025	2024	2025	2024	2025	2024
IPL	$0.32	$0.35	$—	$0.04	$0.32	$0.39
WPL	0.31	0.30	—	0.04	0.31	0.34
Corporate Services	0.02	0.01	—	—	0.02	0.01
Subtotal for Utilities and Corporate Services	0.65	0.66	—	0.08	0.65	0.74
ATC Holdings	0.04	0.05	—	—	0.04	0.05
Non-utility and Parent	(0.14)	(0.13)	0.05	0.04	(0.09)	(0.09)
Alliant Energy Consolidated	$0.55	$0.58	$0.05	$0.12	$0.60	$0.70

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2025	2024	2025	2024	2025	2024
IPL	$83	$91	$—	$10	$83	$101
WPL	80	76	—	10	80	86
Corporate Services	5	3	—	—	5	3
Subtotal for Utilities and Corporate Services	168	170	—	20	168	190
ATC Holdings	11	13	—	—	11	13
Non-utility and Parent	(37)	(33)	12	12	(25)	(21)
Alliant Energy Consolidated	$142	$150	$12	$32	$154	$182

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2025	2024	2025	2024
Utilities and Corporate Services:
Restructuring and voluntary employee separation charges, net of tax impacts of ($7) million	$—	$20	$—	$0.08
Non-utility and Parent:
Asset valuation charge for Alliant Energy’s non-utility business, net of tax impacts of ($4) million	12	—	0.05	—
Adjustment of deferred tax assets due to Iowa tax reform	—	11	—	0.04
Restructuring and voluntary employee separation charges, net of tax impacts of ($1) million	—	1	—	—
Total Alliant Energy Consolidated	$12	$32	$0.05	$0.12

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Revenues:
Electric utility	$870	$793	$3,697	$3,372
Gas utility	159	143	525	465
Other utility	14	18	51	54
Non-utility	21	22	89	90
Total revenues	1,064	976	4,362	3,981
Operating expenses:
Electric production fuel and purchased power	178	135	742	628
Electric transmission service	151	148	625	613
Cost of gas sold	84	72	263	224
Other operation and maintenance:
Energy efficiency costs	20	11	57	45
Non-utility Travero	34	22	80	70
Asset valuation charge for IPL’s Lansing Generating Station	—	—	—	60
Restructuring and voluntary employee separation charges	—	27	—	27
Asset retirement obligation charge for steam assets at IPL	—	—	—	20
Other	156	107	603	514
Depreciation and amortization	215	201	846	772
Taxes other than income taxes	30	31	121	122
Total operating expenses	868	754	3,337	3,095
Operating income	196	222	1,025	886
Other (income) and deductions:
Interest expense	140	120	512	449
Equity income from unconsolidated investments, net	(19)	(17)	(60)	(61)
Allowance for funds used during construction	(24)	(18)	(89)	(75)
Other	(3)	(3)	1	(3)
Total other (income) and deductions	94	82	364	310
Income before income taxes	102	140	661	576
Income tax benefit	(40)	(10)	(149)	(114)
Net income attributable to Alliant Energy common shareowners	$142	$150	$810	$690
Weighted average number of common shares outstanding:
Basic	257.1	256.6	257.0	256.5
Diluted	258.8	257.2	257.8	256.8
Earnings per weighted average common share attributable to Alliant Energy common shareowners:
Basic	$0.55	$0.58	$3.15	$2.69
Diluted	$0.55	$0.58	$3.14	$2.69

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2025	December 31, 2024
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$556	$81
Other current assets	1,141	1,103
Property, plant and equipment, net	20,344	18,701
Investments	694	639
Other assets	2,256	2,190
Total assets	$24,991	$22,714
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$1,074	$1,171
Commercial paper	88	558
Other current liabilities	961	986
Long-term debt, net (excluding current portion)	10,954	8,677
Other liabilities	4,580	4,318
Alliant Energy Corporation common equity	7,334	7,004
Total liabilities and equity	$24,991	$22,714

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2025	2024
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$1,760	$1,707
Accounts receivable sold to a third party	(591)	(540)
Net cash flows from operating activities	1,169	1,167
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(2,277)	(2,052)
Other	(206)	(197)
Cash receipts on sold receivables	628	593
Proceeds from sales of partial ownership interests in West Riverside	—	123
Other	(41)	(14)
Net cash flows used for investing activities	(1,896)	(1,547)
Cash flows from financing activities:
Common stock dividends	(521)	(492)
Proceeds from issuance of common stock, net	23	23
Proceeds from issuance of long-term debt	2,470	1,613
Payments to retire long-term debt	(300)	(809)
Net change in commercial paper	(470)	83
Other	—	(20)
Net cash flows from financing activities	1,202	398
Net increase in cash, cash equivalents and restricted cash	475	18
Cash, cash equivalents and restricted cash at beginning of period	81	63
Cash, cash equivalents and restricted cash at end of period	$556	$81

KEY FINANCIAL AND OPERATING STATISTICS

	December 31, 2025	December 31, 2024
Common shares outstanding (000s)	257,137	256,690
Book value per share	$28.52	$27.29
Quarterly common dividend rate per share	$0.5075	$0.48

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Utility electric sales (000s of megawatt-hours)
Residential	1,737	1,649	7,393	7,104
Commercial	1,600	1,556	6,492	6,304
Industrial	2,552	2,572	10,461	10,469
Industrial - co-generation customers	159	157	776	692
Retail subtotal	6,048	5,934	25,122	24,569
Sales for resale:
Wholesale	510	669	2,565	2,783
Bulk power and other	1,335	1,499	5,386	5,620
Other	14	14	56	57
Total	7,907	8,116	33,129	33,029
Utility retail electric customers (at December 31)
Residential	860,197	854,374
Commercial	146,825	146,111
Industrial	2,365	2,482
Total	1,009,387	1,002,967
Utility gas sold and transported (000s of dekatherms)
Residential	9,417	8,306	27,945	24,243
Commercial	6,177	5,417	19,264	16,974
Industrial	580	639	2,154	2,272
Retail subtotal	16,174	14,362	49,363	43,489
Transportation / other	30,384	30,137	123,141	123,386
Total	46,558	44,499	172,504	166,875
Utility retail gas customers (at December 31)
Residential	387,672	385,190
Commercial	45,358	45,194
Industrial	314	315
Total	433,344	430,699

Estimated operating income increases (decreases) from impacts of temperatures (in millions) -
	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Electric	$4	($10)	$16	($29)
Gas	—	(7)	(5)	(22)
Total temperature impact	$4	($17)	$11	($51)

	Quarter Ended December 31,			Year Ended December 31,
	2025	2024	Normal	2025	2024	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,367	2,049	2,448	6,215	5,450	6,684
Madison, Wisconsin (WPL)	2,528	2,165	2,470	6,841	5,801	6,929
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	46	24	15	1,054	890	831
Madison, Wisconsin (WPL)	30	16	10	755	742	716

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.